Exhibit 99.2

RSI HOME PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$80,941,000	$49,293,000
Acounts receivable, net of rebates and allowances of $10,752,000 in 2017 and $8,856,000 in 2016	50,815,000	61,894,000
Inventories	63,601,000	61,777,000
Prepaid income taxes	1,476,000	4,396,000
Prepaid expenses and other current assets	9,019,000	6,465,000

Total current assets	205,852,000	183,825,000
Property and equipment, net	61,288,000	61,790,000
Other assets	2,192,000	3,310,000
Intangible assets, net	10,308,000	11,746,000
Deferred income taxes	10,797,000	10,673,000

Total assets	$290,437,000	$271,344,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$25,290,000	$25,853,000
Current portion of long-term debt	685,000	365,000
Other accrued liabilities	35,250,000	51,459,000

Total current liabilities	61,225,000	77,677,000
Senior secured notes	567,365,000	566,503,000
Long-term debt, net of current portion	2,334,000	525,000
Other non-current liabilities	6,080,000	6,273,000

Total liabilities	637,004,000	650,978,000

Commitments and contingencies (Note 8)
Stockholders’ Deficit
Common stock — Class A Voting — par value $0.001, authorized:
2017 and 2016 — 40,000,000 shares; issued and outstanding:
2017 — 19,050,063 shares, 2016 — 19,050,063 shares	19,000	19,000
Common stock — Class C Nonvoting — par value $0.001, authorized:
2017 and 2016 — 25,000,000 shares; issued and outstanding:
2017—251,980 shares, 2016 — 251,980 shares	—	—
Additional paid-in capital	67,515,000	67,515,000
Accumulated deficit	(414,101,000)	(447,168,000)

Total stockholders’ deficit	(346,567,000)	(379,634,000)

Total liabilities and stockholders’ deficit	$290,437,000	$271,344,000

See notes to condensed consolidated financial statements.

RSI HOME PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Nine Months Ended
	September 30, 2017	October 1, 2016
Net sales	$428,478,000	$457,546,000
Cost of sales	304,520,000	322,368,000

Gross profit	123,958,000	135,178,000
Selling, general and administrative (including stock-based compensation benefit of $(780,000) and $(14,881,000) in 2017 and 2016, respectively)	45,340,000	26,580,000

Operating income	78,618,000	108,598,000
Other (income) expense	(1,429,000)	278,000
Interest expense, net	29,207,000	29,248,000

Income before income taxes	50,840,000	79,072,000
Provision for income taxes	17,773,000	27,320,000

Net income	$33,067,000	$51,752,000

See notes to condensed consolidated financial statements.

RSI HOME PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 30, 2017	October 1, 2016
Cash Flows From Operating Activities
Net income	$33,067,000	$51,752,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,015,000	8,517,000
Amortization of slotting fees	1,000,000	1,000,000
Amortization of intangible assets	1,438,000	1,499,000
Amortization of debt issuance costs	1,010,000	956,000
Stock-based compensation	(780,000)	(14,881,000)
Change in fair value of foreign currency hedge	(1,429,000)	278,000
(Gain) loss on disposal of property and equipment	(11,000)	53,000
Deferred taxes	(124,000)	(10,000)
Change in operating assets and liabilities:
Accounts receivable	11,079,000	1,593,000
Inventories	(1,824,000)	6,362,000
Prepaid expenses and other current assets	(3,701,000)	146,000
Other assets	(1,430,000)	(1,345,000)
Income taxes payable	2,920,000	2,046,000
Accounts payable	(563,000)	2,781,000
Other accrued liabilities	(7,727,000)	(6,610,000)

Net cash provided by operating activities	42,940,000	54,137,000

Cash Flows From Investing Activities
Capital expenditures — property and equipment	(11,153,000)	(21,890,000)
Proceeds from sale of property and equipment	111,000	12,000

Net cash used in investing activities	(11,042,000)	(21,878,000)

Cash Flows From Financing Activities
Payments on unsecured notes payable	(250,000)	(372,000)
Issuance of common stock	—	50,000

Net cash used in financing activities	(250,000)	(322,000)

Net increase in cash	31,648,000	31,937,000
Cash and cash equivalents
Beginning	49,293,000	47,509,000

Ending	$80,941,000	$79,446,000

Supplemental Schedule of Noncash Investing and Financing Activities
Equipment acquired under financing agreement	$—	$262,000

Notes payable issued on options exercised and canceled	$2,473,000	$153,000

See notes to condensed consolidated financial statements.

RSI HOME PRODUCTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE	1 NATURE OF ORGANIZATION AND BASIS OF PRESENTATION

RSI Home Products, Inc. (“RSI”) was founded in 1989. RSI and its subsidiaries are collectively referred to herein as the “Company”. RSI, through its wholly owned subsidiaries, is engaged primarily in the manufacture and distribution of stock and made-to-order bath and kitchen cabinets and cultured marble tops to national home centers, home builders, dealers and distributors throughout the United States and Canada.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S generally accepted accounting principles (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete consolidated financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair statement have been included. Operating results for the nine months ended September 30, 2017 are not necessarily indicative of the results that may be expected for the fiscal year ending December 30, 2017. The unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statement and notes for the fiscal year ended December 31, 2016.

NOTE 2 RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

New accounting pronouncements adopted

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory” (“ASU 2015-11”). Upon adoption by an entity, ASU 2015-11 will simplify the subsequent measurement of inventory by replacing the current lower of cost or market test with a lower of cost or net realizable value test. The new guidance applies only to inventories for which cost is determined by methods other than last-in-first-out (LIFO) and the retail inventory method. For inventory within the scope of ASU 2015-11, entities will be required to compare the cost of inventory to only one measure, its net realizable value, and not the three measures required by current guidance (“market,” “subject to a floor,” and a “ceiling”). When evidence exists that the net realizable value of inventory is less than its cost (due to damage, physical deterioration, obsolescence, changes in price levels or other causes), entities will recognize the difference as a loss in earnings in the period in which it occurs. ASU 2015-11 is effective for public entities for fiscal years beginning after December 15, 2016, and interim periods within the year of adoption. Early adoption is permitted. The Company adopted the provisions of ASU 2015-11 prospectively at the beginning of fiscal 2017. The adoption did not have a material impact on the consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes (Topic 740)” (“ASU 2015-17”), which requires that deferred tax assets and liabilities be presented as non-current in the balance sheet. ASU 2015-17 is effective for annual reporting periods beginning after December 15, 2016 (and interim periods within those fiscal years) with early adoption permitted. The Company adopted ASU 2015-17 at the beginning of fiscal 2017 on a retrospective basis. Accordingly, we reclassified $12,902,000 from current assets to non-current assets and $2,229,000 from non-current liabilities to non-current assets as of December 31, 2016.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”), which provides for improvements to employee share-based payment accounting. ASU 2016-09 simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. ASU 2016-09 is effective for annual reporting periods beginning after December 15, 2016 (and interim periods within those fiscal years). Early adoption is permitted. The Company adopted ASU 2016-09 at the beginning of fiscal 2017. The adoption did not have a material impact on the consolidated financial statements.

RSI HOME PRODUCTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

New accounting pronouncements, not yet adopted

In May 2014, the FASB issued ASU No. 2014-09, “Revenue From Contracts with Customers (Topic 606)” (“ASU 2014-09”), which requires that a company recognizes revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 was originally effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2016. In August 2015, the FASB issued ASU No. 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of Effective Date”, which defers the effective date of ASU 2014-09 by one year. ASU 2014-09 is now effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. In 2016, the SEC provided specific guidance for public business entities that otherwise would not meet the definition of a public business entity except for inclusion of its financial statements in another entity’s filing with the Commission. Such public business entities may apply ASU No. 2014-09 for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Therefore, the Company does not plan on adopting ASU 2014-09 until fiscal 2019. The Company has not yet completed an assessment of the impact of this standard on the consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), which supersedes the lease requirements in Accounting Standards Codification Topic 840, Leases. ASU 2016-02 requires lessees to recognize assets and liabilities on the balance sheet for most leases and provide enhanced disclosures. Leases will continue to be classified as either finance or operating. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018 (and interim periods within those fiscal years). In 2016, the SEC provided specific guidance for public business entities that otherwise would not meet the definition of a public business entity except for inclusion of its financial statements in another entity’s filing with the Commission. Such public business entities may apply ASU No. 2016-02 for annual reporting periods beginning after December 15, 2019, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Therefore, the Company does not plan on adopting ASU 2016-02 until fiscal 2020. The new standard must be adopted using a modified retrospective transition, requiring application at the beginning of the earliest comparative period presented. The Company has not yet completed an assessment of the impact of this standard on the consolidated financial statements.

NOTE	3 FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Assets and liabilities that are measured at fair value are reported using a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs.

The three levels of inputs used to measure fair value are as follows:

•	Level 1: Inputs to the valuation are unadjusted quoted prices in active markets for identical assets or liabilities.

•	Level 2: Inputs to the valuation may include quoted prices for similar assets and liabilities in active or inactive markets, and inputs other than quoted prices, such as interest rates and yield curves, that are observable for the asset or liability for substantially the full term of the financial instrument.

•	Level 3: Inputs to the valuation are unobservable and significant to the fair value measurement. Level 3 inputs shall be used to measure fair value only to the extent that observable inputs are not available.

The estimated fair values of the Company’s short-term financial instruments, including cash and cash equivalents, accounts receivable and accounts payable arising in the ordinary course of business, approximate

RSI HOME PRODUCTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

their individual carrying amounts due to the relatively short period of time between their origination and expected realization. The foreign exchange forward contracts were marked to market and therefore represented fair value. The fair values of these contracts are determined based on inputs that are readily available in public markets or can be derived from information available in publicly quoted markets. This valuation methodology is considered level 2 in the fair value hierarchy. For liabilities such as long-term debt not accounted for at fair value and without quoted market prices, fair value was based upon borrowing rates available to the Company for bank loans with the same remaining maturities and similar terms and collateral requirements. As such, the fair value of long-term debt approximated its carrying value.

The fair value of the Company’s senior secured notes is estimated based upon the quoted market prices for the same issue if available, or similar issues. This valuation methodology is considered level 2 in the fair value hierarchy. The carrying amount and estimated fair value of the senior secured notes as of September 30, 2017 was $575,000,000 and $606,625,000, respectively. The carrying amount and estimated fair value of the senior secured notes as of December 31, 2016 was $575,000,000 and $603,750,000, respectively.

The following table sets forth the fair value of the Company’s assets and liabilities measured at fair value on a recurring basis as of September 30, 2017 and December 31, 2016 based on the three-tier fair value hierarchy:

	Level 1	Level 2	Level 3	Total
September 30, 2017
Foreign exchange forward contracts	$—	$1,025,000	$—	$1,025,000

December 31, 2016
Foreign exchange forward contracts	$—	$(404,000)	$—	$(404,000)

NOTE 4 DERIVATIVES AND HEDGING

Forward contracts

In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of derivative financial instruments, primarily foreign exchange forward contracts.

The Company recognizes its outstanding derivative financial instruments in the condensed consolidated balance sheets at their fair values. The Company does not designate these instruments as accounting hedges. The changes in the fair value of these instruments are recorded in other (income) expense in the condensed consolidated statements of income.

At September 30, 2017, the Company held contracts maturing from October 2017 to December 2017 to purchase 103.0 million Mexican pesos at exchange rates ranging from 18.3 to 18.5 Mexican pesos to the U.S. dollar. At December 31, 2016, the Company held contracts maturing from January 2017 to June 2017 to purchase 197.0 million Mexican pesos at exchange rates ranging from 20.6 to 21.2 Mexican pesos to the U.S. dollar. The Company recorded the fair value of these contracts of $1,025,000 and $(404,000) at September 30, 2017 and December 31, 2016, respectively, in other assets and other accrued liabilities in the condensed consolidated balance sheets.

RSI HOME PRODUCTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

NOTE 5 INVENTORIES

Inventories consisted of the following as of:

	September 30, 2017	December 31, 2016
Raw materials	$48,819,000	$46,352,000
Finished goods	14,782,000	15,425,000

	$63,601,000	$61,777,000

NOTE 6 OTHER ACCRUED LIABILITIES

Other accrued liabilities consisted of the following as of:

	September 30, 2017	December 31, 2016
Stock-based liability awards	$14,576,000	$19,907,000
Accrued compensation	11,753,000	9,667,000
Accrued interest	1,674,000	10,993,000
Other accrued expenses	7,247,000	10,892,000

	$35,250,000	$51,459,000

Accrued compensation consists of earned but unpaid payroll, incentive compensation and vacation.

Other accrued expenses consist primarily of amounts accrued for self-insurance for workers’ compensation and medical insurance, capital expenditures and consulting agreements.

The Company is partially self-insured related to workers’ compensation claims up to $500,000 per claim for its employees in the United States. As of September 30, 2017 and December 31, 2016, approximately $2,386,000 and $2,231,000, respectively, has been provided for reported but unresolved workers’ compensation claims, and the reserve is included in the condensed consolidated balance sheets. Total expense for workers’ compensation, including insurance premiums, net of refunds received, was approximately $1,363,000 and $1,622,000 for the nine months ended September 30, 2017 and October 1, 2016, respectively.

The Company is self-insured for up to $250,000 per claim under its medical benefit programs in the United States. Total expense under the program for the nine months ended September 30, 2017 and October 1, 2016 was $5,589,000 and $4,293,000, respectively. The Company provides for a reserve for actual unpaid claims and an estimate of claims incurred but not reported. At September 30, 2017 and December 31, 2016, $702,000 and $632,000, respectively, had been provided for future costs and is included in the condensed consolidated balance sheets.

RSI HOME PRODUCTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

NOTE 7 LINES OF CREDIT AND LONG-TERM DEBT

Long-term debt consisted of the following as of:

	September 30, 2017	December 31, 2016
Senior secured notes	$575,000,000	$575,000,000
Unsecured notes payable(a)	2,827,000	670,000
Other	192,000	220,000
Less unamortized debt issuance costs	(7,635,000)	(8,497,000)

	570,384,000	567,393,000
Less current portion	685,000	365,000

Net	$569,699,000	$567,028,000

(a)	Notes due to former and current employees for the cancellation and subsequent settlement of vested stock options. The five year notes bear interest at rates ranging from 1.01% to 2.12% per annum and are due in annual installments of principal and interest on their respective anniversary dates, with final payments of all notes due through June 30, 2022. All are unsecured and subordinated to the credit facilities.

As of September 30, 2017 and December 31, 2016, aggregate maturities of long-term debt, excluding unamortized debt issuance costs, were as follows:

Years Ending	September 30, 2017	December 31, 2016
2017	$137,000	$365,000
2018	667,000	192,000
2019	647,000	171,000
2020	580,000	104,000
2021	528,000	52,000
Thereafter	575,460,000	575,006,000

	$578,019,000	$575,890,000

Senior Secured Notes

On March 16, 2015, the Company issued $575,000,000 of senior secured second lien notes due 2023 (the “2023 Notes”) with major financial institutions as initial purchasers (1) to repay the existing senior secured second lien notes due in 2018 (the “2018 Notes”), including accrued and unpaid interest, a tender offer premium and a call premium, and (2) for general corporate purposes. The 2023 Notes bear interest at 6.5% per annum and mature on March 15, 2023. Interest on the 2023 Notes is payable semi-annually, in cash in arrears, on March 15 and September 15 of each year, commencing September 15, 2015. The 2023 Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after March 15, 2018, at various redemption prices plus accrued and unpaid interest to the redemption dates. The 2023 Notes are fully and unconditionally guaranteed by each of the Company’s wholly-owned domestic subsidiaries, subject to certain exceptions.

The 2023 Notes contain customary covenants, including covenants that limit or restrict the Company’s ability to incur debt, pay dividends, repurchase or make other distributions in respect to its capital stock, make other restricted payments, create liens, sell assets, engage in transactions with affiliates, consolidate or merge into other companies, or convey, transfer or lease to other companies.

RSI HOME PRODUCTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

$75 Million Credit Facility

On February 22, 2013, the Company entered into an agreement with three financial institutions (collectively, the “Lenders”) whereby the Lenders provided a revolving credit facility to the Company for a total of $75,000,000 (the “Credit Facility”). The Credit Facility also includes a letter of credit commitment from the lenders. Advances under the Credit Facility bear interest at selected variable rates, as defined, plus a margin based on the Company’s financial position. The principal amount of the revolving loans shall be repaid on the maturity date. The credit arrangement is secured by substantially all assets of the Company and expires on August 22, 2017.

On March 16, 2015, the Company amended and restated the Credit Facility, to among other things, extend the maturity date to March 16, 2020.

The Credit Facility contains customary covenants, including covenants that limit or restrict the Company’s ability to incur debt, create liens, consolidate or merge into other companies, sell or lease assets, pay or prepay subordinated debt, engage in sale and leaseback transactions, pay dividends, repurchase or make other distributions in respect to its capital stock and engage in transactions with affiliates. The Credit Facility also requires the Company to maintain certain minimum financial ratios and other financial measures. As of September 30, 2017 and December 31, 2016, there were no outstanding loan balances under this facility.

As of September 30, 2017 and December 31, 2016, the Company had $3,725,000 of outstanding letters of credit related to its self-insured workers’ compensation program (see Note 6).

As of September 30, 2017 and December 31, 2016, the Company was compliant with all of its debt covenants.

Amortization expense of debt issuance costs was $1,009,000 and $956,000 for the nine months ended September 30, 2017 and October 1, 2016, respectively, and is included in interest expense in the condensed consolidated statements of income.

NOTE 8 COMMITMENTS AND CONTINGENCIES

Operating leases

The Company leases certain facilities under operating lease agreements, which expire on various dates through August 2029 and require minimum annual rentals ranging from $1,000 to $446,000 per month. Certain of these leases provide for rent escalations and renewal options. For leases with stated rent escalations, the Company recognizes rent expense ratably over the lease term. The difference between the ratable rent expense and the amount paid is included in other liabilities in the condensed consolidated balance sheets. The majority of these leases obligate the Company to pay costs of maintenance, utilities and property taxes.

Rent expense for the nine months ended September 30, 2017 and October 1, 2016 was $10,993,000 and $10,082,000, respectively.

Legal matters

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse impact on the Company’s financial position, results of operations or cash flows. As of September 30, 2017, there was no litigation or contingency with at least a reasonable possibility of a material loss either individually or in the aggregate.

NOTE 9 SUBSEQUENT EVENTS

The Company has evaluated all events or transactions that have occurred after the balance sheet date of September 30, 2017 through January 28, 2018, the date the condensed consolidated financial statements were available to be issued.

RSI HOME PRODUCTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

On November 30, 2017, American Woodmark Corporation (“Woodmark”) and the Company entered into an Agreement and Plan of Merger. On December 29, 2017, Woodmark consummated the previously announced acquisition of the Company. At the closing of the Acquisition, Woodmark assumed the Company’s indebtedness consisting primarily of the Company’s privately placed 6.5% Senior Secured Second Lien Notes due 2023 issued in March 2015.

On December 22, 2017, the Tax Cuts and Jobs Act (“The Act”), was signed into law by President Trump. The Act includes a number of provisions, including the lowering of the U.S. corporate tax rate from 35 percent to 21 percent, effective January 1, 2018 and the establishment of a territorial-style system for taxing foreign-source income of domestic multinational corporations. The Company is in the process of quantifying the tax impacts of The Act. As a result of The Act, the Company expects there will be one-time adjustments for the re-measurement of deferred tax assets (liabilities) and the deemed repatriation tax on the unremitted foreign earnings and profits. The Company is in the process of quantifying the impact of the Act.